October 10, 2003


Advisory Hedged Opportunity Fund
50210 AXP Financial Center
Minneapolis, MN  55474

Re:   Advisory Hedged Opportunity Fund

Dear Sirs:

We have acted as counsel to Advisory Hedged Opportunity Fund ("Fund") in connection with the filing of Pre-Effective Amendment No. 4 to the registration statement of the Fund on Form N-2 (File Nos. 333-102751 and 811-21288) ("Registration Statement"), under the Securities Act of 1933, as amended ("1933 Act"), and under the Investment Company Act of 1940, as amended, relating to the proposed issuance of 5,000,000 shares of beneficial interest ("Shares").

We have examined the Fund's Certificate of Statutory Trust, Declaration of Trust, and Bylaws, and are familiar with the actions taken by the Fund's Board of Trustees in connection with the registration and issuance of the Shares. We have examined signed copies of the Registration Statement of the Fund on Form N-2 filed with the Securities and Exchange Commission ("SEC") on January 27, 2003; any Pre-Effective Amendments to the Registration Statement of the Fund on Form N-2 filed with the SEC; and the exhibits thereto. We also have examined and relied on copies of minutes of meetings and resolutions of the Board of Trustees of the Fund and such other documents and records as we have deemed necessary for the purpose of this opinion.

Based on such examination, we are of the opinion that:

1. The Fund is a Delaware statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware; and

2. The Shares to be offered for sale by the Fund, when issued in the manner contemplated by the Registration Statement, will be validly issued, fully-paid and non-assessable.

We are attorneys licensed to practice only in the District of Columbia. The foregoing opinion is limited to the Federal laws of the United States and the Statutory Trust Act of the State of Delaware, and we express no opinion as to the effect of the laws of any other jurisdiction.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to Dechert LLP under the captions "Accountants and Legal Counsel" in the Prospectus and "Legal Counsel" in the Statement of Additional Information, which is incorporated by reference into the Prospectus comprising a part of the Registration

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Advisory Hedged Opportunity Fund
October 10, 2003
Page 2



Statement. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,



/s/ Dechert LLP
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    Dechert LLP